UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

SIRION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51834	20-4142367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
N/A
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2006, Sirion Holdings, Inc.’s (“we,” “us,” or the “Company”) existing Investors’ Rights Agreement was amended by the execution of a Second Amendment to Investors’ Rights Agreement. Pursuant to the Investors’ Rights Agreement, among other things, the Company is required to file with the Securities and Exchange Commission and cause to be declared effective a registration statement covering the resale of 50% of the shares of our common stock held by or issuable to the stockholders that are parties to that agreement. The Second Amendment to Investors’ Rights Agreement provides the Company with additional time in which to satisfy those obligations. As a result of the amendment:
•	the Company now has until the earlier of (a) January 31, 2006, and (b) the tenth (10th) day following the Company’s closing, if any, of a private offering of equity and/or debt securities pursuant to a financing transaction that results in gross proceeds of at least $5,000,000, to file such registration statement with the Securities and Exchange Commission; and

•	the Company now has until 90 days from the date such registration statement is filed to cause it to be declared effective.
     As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006, the Investors’ Rights Agreement provides that the Company may be required to pay liquidated damages if it fails to comply with the foregoing deadlines, subject to limited exclusions and extensions.
     The Second Amendment to Investors’ Rights Agreement was entered into by and among the Company, North Sound Legacy Institutional Fund LLC, North Sound Legacy International Ltd., Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., PharmaBio Development Inc. (d/b/a NovaQuest), The Widder Family Limited Partnership, The Lichter Family Trust, Barry Butler and Roger Vogel, M.D., who collectively have sufficient authority to amend the terms of the Investors’ Right Agreement without the consent of each party to that agreement.
     North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. are stockholders of the Company and are parties to our Series A Preferred Stock Purchase Agreement, dated September 13, 2006. Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC and Avalon Ventures VII, L.P. are stockholders of the Company and are affiliates of Kevin J. Kinsella, a member of our Board of Directors. PharmaBio Development Inc. (d/b/a NovaQuest) is a stockholder of the Company and a party to several prior transactions with our subsidiary Sirion Therapeutics, Inc. The Widder Family Limited Partnership is a stockholder of the Company, a party to several agreements with our subsidiary Sirion Therapeutics, Inc. and an affiliate of Kenneth J. Widder, M.D., a member of our Board of Directors and consultant to the Company. The Lichter Family Trust is a stockholder of the Company, a party to several agreements with our subsidiary Sirion Therapeutics, Inc. and an affiliate of Jay Lichter, a consultant to the Company. Barry Butler and Roger Vogel, M.D. are each stockholders of the Company, and Mr. Butler is our Chief Executive Officer and a member of our Board of Directors, and Mr. Vogel is our Chief Medical Officer and a member of our Board of Directors.
     Additional information regarding relationships between the Company and the parties to the Second Amendment to Investors’ Rights Agreement is set forth under “Relationships and Related Transactions” in Item 2.01 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006 and under “Assignment and Amendment to Consulting Agreement” in Item 1.01 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2006, which information is incorporated herein by reference.

     The foregoing is merely a summary of the Investors’ Rights Agreement and the Second Amendment to Investors’ Rights Agreement and is qualified in its entirety by reference to the Investors’ Rights Agreement, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006 and incorporated herein by reference, and the Second Amendment to Investors’ Rights Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Second Amendment to Investors’ Rights Agreement, dated as of December 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	SIRION HOLDINGS, INC.

	By:	/s/ Barry S. Butler
Name: Barry S. Butler
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amendment to Investors’ Rights Agreement, dated as of December 20, 2006